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                                EXHIBIT 99.2

                            CIB - form of proxy




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PROXY                         CHANNEL ISLANDS BANK                        PROXY

                        SPECIAL  MEETING OF SHAREHOLDERS
                                 ____ __, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


          The undersigned shareholder acknowledges receipt of the Notice of Special Meeting of Shareholders of Channel Islands Bank ("CIB") and the accompanying Joint Proxy Statement/Prospectus dated ________ __, 1998, and revoking any proxy heretofore given, hereby appoints ________________, _________________, and ____________________, or any one of them, with full power to act alone, my true and lawful attorney(s), agent(s) and proxy, with full power of substitution, for me and in my name, place and stead to vote and act with respect to all shares of common stock of CIB which the undersigned would be entitled to vote at the Special Meeting of Shareholders to be held on ____ __, 1998, at _:__ p.m., __________________________________,
________________, ____________, and at any and all adjournment or adjournments thereof, with all the powers that the undersigned would possess if personally present, as follows:

          1. APPROVAL OF MERGER AGREEMENT. To approve the principal terms of the Agreement to Merge and Plan of Reorganization dated July 7, 1998 (the "Agreement) by and among CIB, American Commercial Bank ("ACB") and its parent holding company, Americorp, and the transactions contemplated thereby pursuant to which (i) CIB will merge with and into ACB and ACB will continue as the surviving bank, and (ii) the shareholders of CIB will become shareholders of Americorp in accordance with the exchange ratio set forth in the Agreement (the "Merger"). A copy of the Agreement is included in the Joint Proxy Statement/Prospectus as Appendix A. The terms and conditions of the Agreement and the formulas for calculating the number of shares of Americorp Common Stock to be issued for each share of CIB Stock are set forth in the accompanying Joint Proxy Statement/Prospectus dated ________, 1998. Approval of the principal terms of the Agreement requires the affirmative vote of a majority of the outstanding shares of CIB Stock.

               / /  FOR       / /  AGAINST        / / ABSTAIN


          2.   OTHER BUSINESS.

          To transact such other business as may properly come before the meeting.

          Execution of this proxy confers authority to vote "FOR" each proposal listed above unless the shareholder directs otherwise. If any other business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of the Board of



                               EXHIBIT 99.2




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Directors.  When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners SHOULD sign.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

I/WE DO  / /   or   I/WE DO NOT  / / expect to attend the meeting.

Dated:               , 1998
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                                   (Number of Shares)


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                                   Signature of Shareholder(s)


                                   -------------------------------------------
                                   Signature of Shareholder(s)




                                EXHIBIT 99.2